      As filed with the Securities and Exchange Commission on July 12, 1999
                                                      Registration No. 333-64663
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               Network Plus Corp.
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                        4813                                      04-3430576
      (State or Other Jurisdiction of                 (Primary Standard Industrial                       (I.R.S. Employer
       Incorporation or Organization)                 Classification Code Number)                     Identification Number)


                               234 Copeland Street
                           Quincy, Massachusetts 02169
                                 (617) 786-4000

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               ------------------

                             James J. Crowley, Esq.
                          Executive Vice President and
                             Chief Operating Officer
                               234 Copeland Street
                           Quincy, Massachusetts 02169
                                 (617) 736-4000

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                               ------------------

                                   copies to:

                              Jeffrey N. Carp, Esq.
                             William S. Gehrke, Esq.
                                Hale And Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                   (617) 526-6

                               ------------------

================================================================================

     This Post-Effective Amendment is being filed solely to remove from registration the 58,276 shares of 13.5% Series A Cumulative Preferred Stock Due 2009 that were previously registered on the Registrant's Registration Statement on Form S-1 (File No. 333-64663).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post- Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Massachusetts, on this 12th day of July, 1999.

                                            NETWORK PLUS CORP.



                                            By:  /s/  James J. Crowley
                                                ----------------------------
                                                 James J. Crowley
                                                 Executive Vice President, Chief
                                                 Operating Officer and Secretary